Contact:  Will Seippel
          Chief Financial Officer
          404-525-7272

                                AIRGATE PCS, INC.
                    DELAYS FILING ANNUAL REPORT ON FORM 10-K

ATLANTA (December 30, 2002) - AirGate PCS, Inc. (NASDAQ/NM: PCSA), a PCS affiliate of Sprint, today announced that the filing of its Annual Report on Form 10-K is being delayed to allow additional time for the Company to complete its review of certain matters and for the completion of its fiscal year 2002 audit by the Company's independent auditors, KPMG LLP.

The Company is filing a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission, which will extend the Company's deadline to file its Annual Report on Form 10-K to January 14, 2003. The delay in filing will provide additional time to allow the Company to complete a review of balances owed to the Company by Sprint and the Company's subscriber accounts receivable balances, and to address other matters that may arise, including the impact, if any, of potential adjustments from this review on prior periods. This delay will also permit the Company's independent auditors to complete their audit. The completion of the audit, including KPMG's evaluation of AirGate's business plans and related matters and the effect of an iPCS bankruptcy filing for AirGate, will determine the consequences, if any, on KPMG's audit opinion.

AirGate's senior secured credit facility requires that the Company deliver audited financial statements accompanied by an unqualified opinion of its independent auditors by December 30, 2002, along with certain related documents. The Company's inability to meet this requirement could result in the administrative agent sending the Company notice of default. The Company would have 30 days to cure this failure. Even if the lenders opt not to declare a default under these circumstances, they are not obligated to honor draw requests until these requirements have been met. AirGate's business plan does not anticipate the need for an additional draw during this period.

Similarly, AirGate's discount notes require that the Company deliver an audit opinion of its independent auditors, along with certain related documents, by December 30, 2002. The failure to do so could result in the Trustee, or the holders of at least 25 percent of such notes, providing a default notice to the Company. AirGate would have 60 days to cure this failure under the notes.

As previously announced, due to near-term liquidity issues, iPCS, a separate and unrestricted subsidiary of AirGate, has engaged Houlihan Lokey Howard & Zukin Capital to assist in restructuring its relationship with its secured lenders, public noteholders and Sprint. It is likely that any restructuring will involve a federal bankruptcy proceeding, and that AirGate's ownership in iPCS will have no value after the restructuring is complete.

In addition, iPCS will be unable to deliver the audited financial statements and audit opinion required by the iPCS senior secured credit facility and the indenture under which its notes are issued. While iPCS has cure periods under these agreements, iPCS does not anticipate it will be able to satisfy these requirements during the cure periods. iPCS is working with its lenders and noteholders on a forebearance agreement, however, there is no assurance that such negotiations will be successful.

AirGate and iPCS are legally separate corporate entities that are independently funded. As an unrestricted subsidiary, iPCS lenders, noteholders and creditors do not have a lien or encumbrance on assets of AirGate. Further, AirGate cannot provide capital or other financial support to iPCS. Management believes that AirGate's operations will continue independent of the outcome of the iPCS restructuring.

When filed, the Company's Annual Report on Form 10-K will report charges associated with the impairment of goodwill, and tangible and intangible assets related to iPCS, Inc. These impairment charges are estimated to be $735 million for the year ended September 30, 2002. Included in these charges is a goodwill impairment of $261 million recorded by the Company in the second fiscal quarter. In the fourth fiscal quarter, the Company expects to report an impairment charge of tangible and intangible assets related to iPCS of approximately $474 million.

AirGate PCS is canceling the conference call to discuss its fourth quarter and fiscal 2002 results previously scheduled for today, December 30, 2002, at 10:00 a.m. ET. The call will be rescheduled in the near future.

About  AirGate PCS

AirGate PCS, Inc., including its subsidiaries, is the PCS Affiliate of Sprint with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in territories within seven states located in the Southeastern and Midwestern United States. The territories include over 14.6 million residents in key markets such as Grand Rapids, Michigan; Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; Champaign-Urbana and Springfield, Illinois; and the Quad Cities areas of Illinois and Iowa. AirGate PCS is among the largest PCS Affiliates of Sprint. As a PCS Affiliate of Sprint, AirGate PCS operates its own local portion of the PCS network from Sprint to exclusively provide 100%
digital,   100%  PCS  products  and  services  under  the  Sprint  name  in  its territories.

About Sprint

Sprint operates the nation's largest all-digital, all-PCS wireless network, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled phones and devices. For more information on products and services, visit www.sprint.com/mr. Sprint PCS is a wholly-owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 75,000 employees worldwide and $26 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies

Safe Harbor Statement under the Private Securities
Litigation Reform Act of 1995

Except for historical information contained herein, this news release reflects management's current forecast of certain aspects of the Company's future, including future events and anticipated financial and operating results. These statements and forecasts are forward looking statements made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual performance and results may differ materially from those expressed or implied by such forward looking statements. This news release is based on current information which is dynamic and subject to rapid and even abrupt changes.

Factors that could cause actual results to differ include: the liquidity and potential restructuring of iPCS, including the potential loss of all value in the iPCS common stock held by AirGate; the unsettled nature of the wireless market; the current economic slowdown; the potential impact on revenues of new service offerings by competitors of increasingly large bundles of minutes at increasingly lower prices; the competitiveness and impact of Sprint PCS pricing plans, products and services; the ability to successfully launch and leverage 3G products and services; subscriber credit quality; the potential to experience a continued high rate of subscriber turnover; the ability of Sprint PCS to provide back office, subscriber care and other services; inaccuracies in data provided by Sprint; new charges and fees or increased charges and fees, charged by Sprint; the prices charged by Sprint for its services; subscriber purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; rates of penetration in the wireless industry; the potential need for additional sources of liquidity; impacts of spending cuts on network quality; subscriber retention and subscriber growth; anticipated future losses; the significant level of indebtedness of each of AirGate and iPCS; adequacy of bad debt and other reserves; the potential to continue to experience a high rate of customer turnover; and the volatility of AirGate PCS' stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' filings with the Securities and Exchange Commission ("SEC"), especially in the "investment considerations" section of AirGate PCS' Form 10-K for the fiscal year ended September 30, 2001 and Form 10-Q for the quarter ended June 30, 2002 and in subsequent filings with the SEC.

                                      -END-